                                                                   EXHIBIT 10.50

      Bump Chip Carrier (called "BCC" in this Agreement) LICENSE AGREEMENT
      --------------------------------------------------------------------

THIS BCC LICENSE AGREEMENT (hereinafter called "Agreement") made and entered into as of the 27th day of August, 2001 by and between: FUJITSU LIMITED, a Japanese corporation, having its principal place of business at 50, Fuchigami Akiruno, Tokyo 197-0833, Japan and (hereinafter called "FUJITSU"), and ChipPAC, Inc, a corporation, having its principal place of business at 47400 Kato Road, Fremont, CA 94538, USA. ("LICENSEE").

                                WITNESSETH THAT:

WHEREAS, LICENSEE desires to assemble and sell certain semiconductor devices under certain patents and technical information of FUJITSU; and

WHEREAS, FUJITSU is willing to grant LICENSEE a license to assemble and sell such semiconductor devices under certain patents and technical information of FUJITSU, subject to the terms and conditions as hereinafter set forth;

NOW THEREFORE, in consideration of the above premises and mutual covenants contained herein, both parties hereto agree as follows:

Article 1.  Definitions

1.1 "BCC TECHNOLOGY" means the technology for assembling a semiconductor device as specified in Exhibit A attached hereto.

1.2 "PIN COUNT" means the number of pins or similar external electrical connecting means which are extended from the body of a semiconductor device.

1.3 "LICENSED PRODUCT(S)" means a semiconductor device which uses BCC TECHNOLOGY and PIN COUNT of which is less than one hundred (100).

1.4 "SUBSIDIARY(IES)" means any corporation, company or other entity more than fifty percent (50%) of whose voting stock or other similar interests are owned or controlled by either party hereto, directly or indirectly, now or hereafter, but such corporation, company or other entity shall be deemed to be a SUBSIDIARY only so long as such ownership or control exists.

1.5 "EFFECTIVE DATE" means the date when FUJITSU and LICENSEE mutually execute this Agreement or the date when all the governmental authorizations if required for the execution and performance hereof are obtained, whichever date comes later.

1.6 "FUJITSU DELIVERABLES" means the documents written in English as set forth in Exhibit B attached hereto.

1.7 "TRAINING" means a technical training of BCC TECHNOLOGY specified in Exhibit C attached hereto.


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1.8    "FUJITSU KNOW-HOW" means any technique, know-how or other information relating to BCC TECHNOLOGY, whether tangible or not, furnished or disclosed by FUJITSU to LICENSEE hereunder.

1.9 "FUJITSU PATENTS" means all patents, utility models and applications therefor directly and specifically covering to BCC TECHNOLOGY in all countries of the world, which are issued, published or filed prior to the EFFECTIVE DATE, in respect of which, as of EFFECTIVE DATE or thereafter during the term of this Agreement, FUJITSU'S SEMICONDUCTOR GROUP owns or controls, and has the right to grant licenses of the scope granted herein without such grant resulting in the payment of royalties or other consideration to third parties.

       For the purpose of this Agreement, "FUJITSU'S SEMICONDUCTOR GROUP" means the FUJITSU division within the Electronic Devices Sector that assembles and/or develops products falling within the definition of LICENSED PRODUCTS. This definition of FUJITSU'S SEMICONDUCTOR GROUP shall include any FUJITSU future business unit derived therefrom, by separation or merger, irrespective of appellation.

1.10 "FUJITSU TECHNOLOGY" means FUJITSU DELIVERABLES, FUJITSU KNOW-HOW and FUJITSU PATENTS.

Article 2.  Grant of License

2.1 Subject to the payment of the compensation under Article 4 below, FUJITSU hereby grants to LICENSEE during the term of this Agreement a non-transferable, non-exclusive and world-wide license, with the right to grant sub-licenses only to LICENSEE's SUBSIDIARIES, under FUJITSU TECHNOLOGY to assemble (but not to have assembled) LICENSED PRODUCTS , and to use, sell, lease or otherwise dispose of such LICENSED PRODUCTS

2.2 The license granted to LICENSEE under Article 2.1 above includes the right of LICENSEE to use, improve or modify FUJITSU TECHNOLOGY for the improvement or modification in LICENSED PRODUCTS relating to BCC TECHNOLOGY.

2.3 LICENSEE and its SUBSIDIARIES sublicensed hereunder hereby grant to FUJITSU a non-transferable, non-exclusive, world-wide and royalty-free license to assemble LICENSED PRODUCTS, and to use, sell, lease or otherwise dispose of such LICENSED PRODUCTS, under all patents, utility models and applications therefor directly and specifically covering BCC TECHNOLOGY in all countries of the world, which are issued, published or filed prior to the date of termination or cancellation of this Agreement, in respect of which, as of EFFECTIVE DATE or thereafter during the term of this Agreement, LICENSEE may own or control such license, provided they clearly do not include any FUJITSU TECHNOLOGY, shall continue for the lives of said separate patents and utility models.

       LICENSEE and its SUBSIDIARIES sublicensed hereunder hereby also grant to FUJITSU the right to grant sub-license to FUJITSU's SUBSIDIARIES and the third parties under the licenses granted to FUJITSU under this Article 2.3.


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

2.4 It is confirmed by the parties hereto that no licenses or rights are granted under this Agreement with regard to lead frames even though they are used or to be used in assembling LICENSED PRODUCTS.

Article 3.  Disclosure and Assistance

3.1 FUJITSU shall , without undue delay after the receipt of compensation by LICENSEE pursuant to Article 4.1 a) (1) below, (i) furnish FUJITSU DELIVERABLES to LICENSEE and (ii) discuss with LICENSEE and determine the details of TRAINING.

3.2 LICENSEE may dispatch three (3) qualified engineers enough skilled and experienced in assembling semiconductor devices for TRAINING pursuant to the time schedule determined in Article 3.1 above.

3.3 FUJITSU shall provide for training staff and equipment(s) to the extent FUJITSU considers it necessary for TRAINING.

3.4 LICENSEE acknowledges that TRAINING is given without any warranty by FUJITSU.

3.5 LICENSEE shall bear all of traveling and living expenses and any other expenses which may be incurred by LICENSEE's trainees.

3.6 In case that TRAINING does not proceed because of LICENSEE's negligence, default, in-action or failure to act, FUJITSU shall disclaim all responsibility for further providing TRAINING to LICENSEE under this Agreement.

3.7 If LICENSEE wishes additional technical training of BCC TECHNOLOGY, LICENSEE and FUJITSU shall discuss separately the terms and conditions of such training.

3.8 FUJITSU shall grant LICENSEE a royalty-free and non-exclusive right to reproduce, translate and/or revise, any documents containing FUJITSU TECHNOLOGY in whole or in part subject to prior written consent of FUJITSU; provided that LICENSEE acknowledges that the copyright and any other proprietary right in or to such reproductions, translations and/or revisions shall remain with FUJITSU and further that FUJITSU shall not be responsible in any manner for whatever errors or omissions which may be contained in such reproductions, translations and/or revisions. LICENSEE shall affix the same copyright and other proprietary notices as contained in the original FUJITSU TECHNOLOGY delivered to LICENSEE hereunder to all reproductions, translations and/or revisions made by LICENSEE.

Article 4.  Compensation

4.1 As the result of giving full regard to the facts that LICENSEE might assemble LICENSED PRODUCTS for FUJITSU'S licensees of FUJITSU PATENTS which are granted by FUJITSU the right to have LICENSED PRODUCTS assembled under FUJITSU PATENTS, and that LICENSEE might assemble LICENSED PRODUCTS for FUJITSU and for Licensee's customers, and in consideration of the rights and licenses granted under Article 2 of this Agreement, LICENSEE shall make the following non-refundable payments to
       FUJITSU:


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

       a)  Fixed Fee: [redacted*]

           Licensee shall pay to FUJITSU the above fee of total [redacted*] subject to the following three installments:

           1) Initial payment: [redacted*] payable within thirty (30) days after the EFFECTIVE DATE.

           2) Second payment: [redacted*] payable at the end of the month following the month when the cumulative number of PIN COUNT of LICENSED PRODUCTS assembled by LICENSEE or its SUBSIDIARIES sublicensed hereunder exceeds [redacted*].

           3) Third payment: [redacted*]
              payable at the end of the month following the month when the cumulative number of PIN COUNT of LICENSED PRODUCTS assembled by LICENSEE or its SUBSIDIARIES sublicensed hereunder exceeds [redacted*]

       b)  Running Royalty:

           Licensee shall pay to FUJITSU the running royalty of [redacted*] multiplied by PIN COUNT of LICENSED
           PRODUCTS assembled by LICENSEE or by its SUBSIDIARIES sublicensed hereunder.
           Notwithstanding the above herewith, the following reduced rate of the running royalty may be applicable during the term of this Agreement if and to the extent that the cumulative number of PIN COUNT of LICENSED PRODUCTS assembled by LICENSEE or its SUBSIDIARIES sublicensed hereunder, which cumulative number is calculated from the EFFECTIVE DATE of this Agreement, achieves the following:

           Cumulative number of PIN COUNT              Reduced rate
           ------------------------------              ----------------------
           Exceeding [redacted*]                       U.S. [redacted*]
           Exceeding [redacted*]                       U.S. [redacted*]

           After ten (10) years have passed from the Effective Date, LICENSEE may assemble LICENSED PRODUCTS [redacted*] of the foregoing running royalty so far as this Agreement is effective.

           Notwithstanding the above, no royalty or other payment will be made in the case of LICENSED PRODUCTS assembled for FUJITSU or its SUBSIDIARIES.

4.2 The running royalty shall be computed semi-annually as of the last day of June and December of each year and shall be paid to FUJITSU within thirty
       (30) days after the respective dates.

4.3 LICENSEE shall, at the time of each payment of the running royalty, submit to FUJITSU a royalty report, which shall describe the quantity of LICENSED PRODUCTS assembled by LICENSEE or its SUBSIDIARIES sublicensed hereunder and categorized by each package configuration, total

______________________
* Confidential treatment requested.


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

       numbers of PIN COUNT of such LICENSED PRODUCTS by each such configuration, royalty amount, and tax withheld, for each six month period and the cumulative number of PIN COUNT from the EFFECTIVE DATE. Such royalty report shall be sent by LICENSEE to FUJITSU's address set forth in Article 17 below. Licensee shall submit such royalty report even in the event that no assembly of LICENSED PRODUCTS by and its SUBSIDIARIES sublicensed hereunder takes place in a certain semi-annual period

Article 5.  Payment

5.1 Payments hereunder shall be made without deductions of taxes, assessments, or other charges of any kind of which may be imposed on FUJITSU by the Government of the United States of America or any political subdivision thereof with respect to any amounts due to FUJITSU pursuant to this Agreement, and such taxes, assessments or other charges shall be paid by LICENSEE.

       However, income taxes or taxes of similar nature imposed on FUJITSU on account of the payment hereunder by the Government of the United States of America or any political subdivision thereof and paid by LICENSEE for the account of FUJITSU shall be deductible from the royalty payment due to FUJITSU to the extent that such taxes are allowable as a credit against taxes imposed on FUJITSU by the Government of Japan.

       To assist FUJITSU in obtaining tax credit, LICENSEE shall furnish FUJITSU with such evidence as may be required by taxing authorities of the Government of Japan to establish that any such taxes have been paid and are allowable as the said credit.

5.2 In the event that any payment under Article 4 above is not received by the due date for payment, interest calculated from the due date of such payment until full payment shall be charged on the overdue amount at the rate equal to the prime rate of the CITIBANK N.A. in the United States on the due date of such payment plus two percent (2%) per annum. The foregoing payment of interest shall not affect FUJITSU's right to cancel this Agreement in accordance with Article 11 below.

5.3 Any payment from LICENSEE to FUJITSU hereunder shall be made by means of telegraphic transfer remittance in U.S. Dollars to:

       Bank:                    The Dai-ichi Kangyo Bank Ltd., Head Office
                                1-5, Uchisaiwai-cho 1-chome
                                Chiyoda-ku, Tokyo 100-0011, Japan
       Account Name:            FUJITSU LIMITED
       Account Number:          1167829

Article 6.  Accounting and Audit

       LICENSEE shall keep records of account for LICENSEE containing true and accurate information details required for verification of the report described in Article 4.3 for each and every semi-annual period set forth in Article 4.3 for a period of three (3) years after the last day of such semi-annual period. Upon request by FUJITSU or its nominee, LICENSEE shall immediately disclose said records for inspection and answer any questions from FUJITSU or such nominee. The cost of such inspection shall be borne by FUJITSU unless such inspection reveals that LICENSEE has underpaid


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

     the royalties due under this Agreement by three percent (3%) or more for any semiannual period. In case of such underpayment, LICENSEE shall pay the cost of such inspection and the deficiency plus the interest calculated in accordance with Article 5.2 above.

Article 7.  Warranty

     Nothing contained in this Agreement shall be construed as:

     a) a warranty or representation by FUJITSU as to the validity or scope of any FUJITSU PATENTS;
     b) conferring upon LICENSEE or its SUBSIDIARIES sublicensed hereunder any license, right or privilege under any patents, utility models, know-how or technical information except the licenses, rights and privileges expressly granted hereunder;
     c) a warranty or representation by FUJITSU that any acts licensed hereunder will be free from infringement of patents, utility models, or other intellectual property rights other than those under which licenses, rights and privileges have been expressly granted hereunder;
     d) an agreement to bring or institute actions or suits against third parties for infringement or conferring any right to bring or institute actions or suits against third parties for infringement;
     e) conferring upon LICENSEE or its SUBSIDIARIES sublicensed hereunder any right to use in advertising, publicity, or otherwise any trademark, trade name or names, or any contraction, abbreviation or simulation thereof, of FUJITSU; or
     f) an obligation of FUJITSU to furnish any technical information or know-how except the obligation expressly provided in this Agreement.

     FURTHERMORE, FUJITSU PROVIDES LICENSEE THE FUJITSU DELIVERABLES, FUJITSU KNOW-HOW AND TRAINING "AS IS" AND DOES NOT MAKE ANY WARRANTIES, WHETHER EXPRESS, IMPLIED OR OTHERWISE, CONCERNING FUJITSU TECHNOLOGY INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WARRANTIES OF FREEDOM FROM ERRORS OR DEFECTS.

Article 8  Confidential Information

8.1 LICENSEE shall use any technique, assembling know-how, and other information, including FUJITSU TECHNOLOGY, furnished or disclosed to LICENSEE by FUJITSU hereunder (hereinafter collectively called "FUJITSU CONFIDENTIAL INFORMATION") only for the purpose of assembling LICENSED PRODUCTS. No information shall be protected or treated as Fujitsu Confidential Information hereunder, unless disclosed in accordance with the following procedures:

 (a) if disclosed information is written, recorded, graphical or otherwise in a tangible form it shall be labeled as "Proprietary," "Confidential," or with a similar legend denoting confidentiality; and
 (b) if information is orally and/or visually disclosed it shall be identified as confidential at the time of its disclosure and a written memorandum identifying such information in summary form and stating the same to be confidential shall be delivered to recipient within thirty (30) days of the oral or visual disclosure.


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

     Until the fifth (5th) anniversary date of the termination or cancellation of this Agreement, LICENSEE shall keep and cause to be kept FUJITSU CONFIDENTIAL INFORMATION in strict confidence from any third party.

     LICENSEE shall not file any application for or obtain, any intellectual property rights using or including FUJITSU CONFIDENTIAL INFORMATION, without FUJITSU's prior written consent.

8.2 LICENSEE may disclose in whole or in part FUJITSU CONFIDENTIAL INFORMATION to only its limited officers and employees who have a need-to-know. All obligations on the part of LICENSEE stipulated in Article 8.1 hereof shall extend to the officers and employees of LICENSEE who have access to FUJITSU CONFIDENTIAL INFORMATION, and for the purpose LICENSEE shall take all reasonable precautions in order to ensure the compliance of its obligation under this Agreement.

8.3 Notwithstanding Article 8.1 above, LICENSEE may disclose FUJITSU CONFIDENTIAL INFORMATION to LICENSEE's SUBSIDIARIES sublicensed hereunder, only to the extent necessary for such SUBSIDIARIES to assemble LICENSED PRODUCTS.

8.4 Each party hereto shall keep the existence and terms of this Agreement in strict confidence, and shall not, directly or indirectly, disclose any of the existence and terms of this Agreement to any third party except:
     a) with the prior written consent of the other party;
     b) to any governmental body having jurisdiction to request and to review the same;
     c) as otherwise may be required by law; or
     d) to legal counsel representing the parties hereto.

8.5 In case FUJITSU or LICENSEE should sustain any damage due to causes attributable TO OTHER PARTY under this AGREEMENT , THE OFFENDING PARTY shall compensate THE OTHER PARTY for all losses, damages, costs, charges, expenses and attorney fees, BUT SAID COMPENSATION NOT TO EXCEED [redacted*] However, in no event will EITHER PARTIES be liable for any lost revenues, lost profits, incidental, indirect, consequential, special or punitive damages.

8.6 Notwithstanding the foregoing provisions of this Article 8, the following information shall not be deemed FUJITSU CONFIDENTIAL INFORMATION:
     a) Information that is in the public domain at the time of FUJITSU's disclosure thereof to LICENSEE;
     b) Information that falls into the public domain through no act or failure to act on the part of LICENSEE subsequent to the time of FUJITSU's disclosure thereof to LICENSEE;
     c) Information that is already in the possession of LICENSEE at the time of FUJITSU's initial disclosure thereof to LICENSEE;
     d) Information that is independently developed by LICENSEE on or after FUJITSU's disclosure thereof to LICENSEE; or
     e) Information that is rightfully received by LICENSEE from any third party and not under obligation of confidentiality on or after FUJITSU'S disclosure thereof to LICENSEE.

Article 9.   Most Favored Terms

____________________
*Confidential treatment requested.


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

Each time FUJITSU or it's SUBSIDIARIES requests LICENSEE to assemble LICENSED PRODUCTS for FUJITSU or such SUBSIDIARIES, LICENSEE shall give FUJITSU or such SUBSIDIAIRIES a priority allocation for such LICENSED PRODUCTS under the most favored price.

Article 10.  Term and Termination

10.1  This Agreement shall come into force and effect on the EFFECTIVE DATE.

10.2  The term of this Agreement shall be five (5) years from the EFFECTIVEDATE.

10.3 Subsequent to the five (5) years set forth in Article 10.2 above, the term of this Agreement shall be extended on annual basis, subject to the governmental authorizations required for the extension, unless either party hereto gives to the other party a notice to terminate this Agreement in writing at least six (6) months prior to the end of the then current five-years or one-year term of this Agreement.

10.4 Both parties hereto may terminate this Agreement at any time upon mutual agreement for the purpose of mutual benefit of the parties.

Article 11.  Cancellation of Agreement

11.1 Notwithstanding Articles 10.3 and 10.4 above, each party hereto may cancel this Agreement forthwith by giving a written notice to the other party in the event of one or more of the following:
      a) the filing by such other party of a petition in bankruptcy or insolvency;
      b) the filing by any third party of a petition in bankruptcy or insolvency against such other party, unless such filing is set aside, dismissed or withdrawn or ceased to be in effect within thirty (30) days from the date of such filing;
      c) the filing by such other party of any legal action or document seeking reorganization, readjustment or arrangement of such other party's business under any law relating to bankruptcy or insolvency;
      d) the appointment of a receiver or bankruptcy trustee for all or substantially all of the property of such other party;
      e) the making by such other party of any assignment for the benefit of creditors;
      f) the institution of any proceedings for the liquidation or winding up of such other party's business or for the termination of its corporate charter;
      g) any important change affecting substantially the ownership or control of such other party, including a change of major stock holder; or
      h) failure to correct or cure any breach by such other party of any covenant or obligation under this Agreement within thirty (30) days after receipt by such other party of a written notice from the first-mentioned party specifying such breach.

11.2  In addition to Article 11.1 above, in the event that:
      a) LICENSEE comes under direct or indirect control by a third party;
      b) LICENSEE consolidates with or merges with or into another corporation, partnership, or other entity, whether or not LICENSEE is the surviving entity of such transaction; or


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

      c) LICENSEE sells, assigns or otherwise transfers all or substantially all of LICENSEE's assets or semiconductor assembly business to a third party; and such event(s) is judged by FUJITSU after careful consideration to be detrimental to FUJITSU, FUJITSU may cancel this Agreement upon thirty (30) days' advance written notice to LICENSEE.

Article 12.  Effect of Termination or Cancellation

12.1 All license and rights granted to LICENSEE under Article 2 hereof shall cease on the date of termination or cancellation of this Agreement. (The ceasing, under this Article 12.1, of the license and rights granted to LICENSEE under Article 2 hereof is hereinafter called "LICENSE CEASING".)

12.2 In case of LICENSE CEASING, LICENSEE shall, in accordance with the instruction of FUJITSU, promptly return to FUJITSU all tangible FUJITSU TECHNOLOGY received from FUJITSU under this Agreement including all copies thereof.

12.3 Upon termination or cancellation of this Agreement, any of LICENSED PRODUCTS in the process of assembly hereunder shall be deemed as assembled on the day of such termination or cancellation. Promptly, but not later than thirty (30) days, after termination or cancellation of this Agreement, LICENSEE shall pay the running royalty and send the final royalty report to FUJITSU.

12.4 Notwithstanding the provision of Article 12.1 above, and subject to the provisions of Article 12.3 above, LICENSEE may, after LICENSE CEASING, assemble LICENSED PRODUCTS which are in the process of assembly, and use, sell, lease or otherwise dispose of them subject to the after payment of royalty described in Article 12.3.

12.5 No termination or cancellation of this Agreement shall release either party from any liability which at the time of termination or cancellation has already accrued, or shall in any way affect the survival of any right, duty or obligation of either party which is contemplated to be performed as of the date of or after such termination or cancellation.

Article 13.  Export/Import License

LICENSEE shall ensure that the distribution, export and import of FUJITSU TECHNOLOGY or LICENSED PRODUCTS are in compliance with all laws, regulations, orders or other restrictions of the government(s) of Japan, the United States of America and/or other countries from which FUJITSU TECHNOLOGY or LICENSED PRODUCTS are exported by LICENSEE . LICENSEE agrees that LICENSEE shall not export or re-export any FUJITSU TECHNOLOGY or LICENSED PRODUCTS to any country for which such government(s) or any of its agencies requires an export license or other governmental approval without first obtaining such license or approval.

Article 14.  Assignment

Neither party hereto shall, voluntarily or by operation of law, in whole or in part, assign or otherwise transfer this Agreement or any of rights or obligations created thereunder without the prior written consent of the other party.


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

Article 15.  Governing Law

The validity, construction, performance and enforceability of this Agreement shall be governed in all respects by the laws of Japan.

Article 16.  Arbitration

The parties hereto shall use their best efforts to resolve by mutual agreement any disputes, controversies or differences which may arise from, under, out of or in connection with this Agreement. If any such disputes, controversies or differences cannot be settled between the parties hereto, they shall be finally settled by arbitration in Tokyo, Japan under the Rules of The Japan Commercial Arbitration Association and by three (3) arbitrators appointed in accordance with the Rules. The award rendered by the arbitrators shall be final and binding upon the parties hereto and may be entered in any court of competent jurisdiction in any country. The arbitration shall be conducted in Japanese, with English translation used at the request of either party.

Article 17.  Notice

All notices, requests demands and other communications which shall or may be given under this Agreement shall be made in writing by airmail or by facsimile to the address specified below or to such changed address as may have been previously specified in writing by the addressed party:

      To:    FUJITSU LIMITED
             50, Fuchigami Akiruno 197-0833, Japan
             Attn:  Tsuyoshi, Aoki, Director
             Business Promotion Department
             LSI Packaging Division
             Electronic Devices Group
             Facsimile: (Japan) 42-532-2884

      To:    ChipPAC, Inc.
             47400 Kato Road, Fremont, CA 94538, USA
             Attn: Satya Chillara
             Director of Marketing and Business Development
             Facsimile: (USA) 510-979-8001

Unless otherwise proven, each such notice given by either party hereto shall be deemed to have been received by the other party on the tenth (5th) business day following the mailing date or on the second (2nd) business day following the facsimile date.

Article 18.  Severability

If any term, clause or provision of this Agreement is judged to be ineffective, unenforceable or illegal by a court or executive body with judicial powers having jurisdiction over this Agreement or either party hereto, such ineffective, unenforceable or illegal term, clause or provision shall be deemed deleted from this Agreement, and the validity of any other term, clause or provision of this Agreement shall not be affected; provided that both parties shall negotiate in good faith and agree to a mutually satisfactory term, clause or provision which shall replace the ineffective, unenforceable or illegal term, clause or provision.


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

Article 19.  Waiver

Any failure of either party to enforce, at any time or for any period of time, any of the provisions of this Agreement shall not be construed as waiver of such provisions or of the right of such party thereafter to enforce such provisions.

Article 20.  Headings

The headings of Articles used in this Agreement are inserted for convenience of the reference only, and shall not be deemed to be a part of his Agreement or to affect the meaning or interpretation of this Agreement.

Article 21.  Language

This Agreement and Exhibits hereto are in English language, which language shall be controlling in all respects.

Article 22.  Relationship of Parties

Neither party shall have, or shall represent that it has, any power, right or authority to bind the other party on behalf of the other party or in the other party's name, or to assume or create any obligation or responsibility, express or implied, on behalf of the other party or in the other party's name.

Nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship, either expressed or implied.

Article 23.  Entire Agreement; Amendment

This Agreement constitute the complete understanding and agreement of the parties and supersedes all prior and contemporaneous negotiations, understandings and agreements with respect to the subject matter of this Agreement. Any modification and amendment of any provision of this Agreement will be effective only if in writing and signed by an authorized representative of both parties.


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

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives on the day and year first above written.

ChipPack, Inc                         FUJITSU LIMITED



By: /s/ Patricia H. McCall            By: /s/ Kazuo Abe
   --------------------------------      ---------------------------------------

Typed Name:  Patricia H. McCall       Typed Name:  Kazuo Abe
           ------------------------              -------------------------------

Title:       General Counsel          Title: General Manager, LSI Packaging Div.
      -----------------------------         ------------------------------------

Date:        August 21, 2001          Date:       August 27, 2001
     ------------------------------        -------------------------------------

                                    EXHIBIT A


                                 BCC TECHNOLOGY
                                 --------------
                           (CONFIDENTIAL INFORMATION)

[redacted*]

_____________________
* Confidential treatment requested.

                                    EXHIBIT B

                              FUJITSU DELIVERABLES
                              --------------------


1. Assembly Specifications
2. Inspection Specifications
3. Package Drawings
4. Drawings of Jigs and Tools
5. List of Assembles Equipments
6. List of Parts and Materials
7. Instructions Manuals

                                    EXHIBIT C

                             BCC TECHNOLOGY TRAINING
                             -----------------------

1. Place: Facility of FUJITSU or it's Affiliate which facility will be designated by FUJITSU.

2. Term: Train three (3) engineers in Article 3.2 for 2 weeks (10 working days) within six (6) months after EFFECTIVE DATE. Time schedule will be discussed and determined separately.

3. TRAINING Items
   (1) Die Bonding
   (2) Wire Bonding
   (3) Encapsulating
   (4) Lead Frame Etching and Alignment

   Testing is not included in the TRAINING Items. Details of the items will be discussed and determined separately.

4. FUJITSU training staff will speak English throughout the course of the training.

5. All the documents to be used or furnished in the course of the training, if any, are written in English.

6. LICENSEE trainees shall observe all rules and regulations of the facility, including working and safety regulations. LICENSEE agrees to hold FUJITSU and it's Affiliates harmless from any responsibility or liability for sickness of, injuries to or death of such trainees.

7. Unless otherwise expressly provided in this Agreement, LICENSEE trainees shall not access or review internal materials or facilities of FUJITSU or its Affiliates without specific consent of FUJITSU.